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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 4, 1997
                                                  ----------------

                             RENAL CARE GROUP, INC
                             ---------------------
             (Exact name of registrant as specified in its charter)



   Delaware                    0-27640                  62-1622383
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(State or other              (Commission              (IRS Employer
jurisdiction of              File Number)            Identification No.)
incorporation)

           2100 West End Avenue, Suite 800, Nashville, Tennessee 37203
           -----------------------------------------------------------
          (Address, including zip code, of principal executive offices)

                                 (615) 345-5500
               --------------------------------------------------
              (Registrant's telephone number, including area code)





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Item 5. Other Events.

On November 4, 1997, Renal Care Group, Inc. (the "Registrant") entered into an agreement to acquire STAT Healthcare, a division of Laidlaw Inc., for a combination of cash and common stock with an aggregate value of approximately $58 million, excluding working capital acquired and assumed debt. STAT Healthcare owns and operates 11 dialysis facilities located in eastern Texas serving approximately 850 patients suffering from end stage renal disease. In addition, STAT provides acute dialysis services in four hospitals and wound care services in ten hospitals. The transaction is subject to customary closing conditions.







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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                RENAL CARE GROUP, INC.



                                                /s/ Ronald Hinds
                                                -----------------------------
                                                Executive Vice President and
                                                Chief Financial Officer




Date:  November 6, 1997




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